Exhibit 99.1

Ebix Announces Q1 2022 Revenues of $286.3 Million with 7% Sequential

Growth and Diluted EPS of $0.62 with 24% Sequential Growth

JOHNS CREEK, GA – May 10, 2021 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of on-demand software and e-commerce services to the insurance, financial services, travel, healthcare, and e-learning industries today announced the following results for the quarter ended March 31, 2022:

•	Revenues of $286.3 million

•	GAAP operating income of $30.1 million and Non-GAAP operating income of $33.8 million

•	GAAP Diluted EPS of $0.62 and Non-GAAP diluted EPS of $0.76.

Ebix will host a conference call to review its results today at 11:30 a.m. EDT (details below).

Robin Raina, President & CEO, Ebix, Inc. said. “I am pleased with these results on many fronts. On a constant currency basis, our GAAP revenues grew year-over-year by 1% inspite of a 7% decline in prepaid gift card revenues in Q1 2022 as compared to Q1 2021. Our Q1 2022 revenues grew 7% sequentially by $19.5 million as compared to Q4 2021. Our worldwide revenues, excluding prepaid gift card revenues, increased 11.5% year-over-year in the first quarter of 2022. Our most negatively impacted businesses from COVID-19 within EbixCash Limited experienced solid year-over-year growth in the first quarter of 2022. In total, our travel, foreign exchange, remittance, e-learning and financial technologies businesses combined grew revenues by 28% year-over-year during the first quarter of 2022. Year-over-year growth in travel and foreign exchange revenues was 85% and 109%, respectively. Our e-learning business also benefitted from the reopening of schools in India and contributed a 138% growth rate year-over-year during the first quarter of 2022. Our Risk Compliance Solutions (“RCS”) revenues grew 8% year-over-year due mainly to the 68% growth in our BPO business in India.”

Robin said, “Our year-over-year revenues grew in 7 of the 11 geographies that we operate in. On a year-over-year basis, US revenues grew 2%, Canada revenues grew 2%, Latin America revenues grew 27%, Europe revenues grew 2.5%, Indonesia revenues grew 85%, Philippines revenues grew 55%, while UAE revenues grew by a large percentage number also.”

“Q1 2022 diluted EPS grew 24% sequentially from $0.50 to $0.62 and Non-GAAP diluted EPS grew 15% sequentially from $0.66 to $0.76, in spite of the elevated adverse impact of the Omicron virus on our businesses especially in the first two months of Q1 2022.” Robin added “Our prospective EbixCash IPO process is ongoing. We are working with the regulatory body in India as a part of the review process of our DRHP filing. Once that process is concluded, the EbixCash independent Board will determine the timing of next steps based on market conditions.”

Ebix delivered the following results for the first quarter of 2022:

Revenue: Q1 2022 revenue decreased 1% to $286.3 million compared to $290.1 million in Q1 2021. On a constant currency basis Q1 2022 increased 1% and would have been $7.5 million higher during the first quarter of 2022.

EbixCash total revenues decreased 2.7% year-over-year in Q1 2022. Excluding the prepaid gift card revenues, EbixCash revenues increased year-over-year by 30.7%. Insurance revenues worldwide increased 2.3% year-over-year in Q1 2022, and RCS revenues increased 8.3% year-over-year during Q1 2022.

Exchanges, including EbixCash and our worldwide insurance exchanges, continued to be Ebix’s largest channel, accounting for 94% of Q1 2022 revenues.

(dollar amounts in thousands)
Channel	Q1 2022	Q1 2021	Change
EbixCash Exchanges	$224,152	$230,347	-2.7%
Insurance Exchanges	43,764	42,770	+2.3%
RCS	18,337	16,936	+8.3%

Total Revenue	$286,253	$290,053	-1.3%

Total Revenue on Constant Currency Basis	$293,749	$290,053	+1.0%

Operating Income and Operating Cash: GAAP operating income for Q1 2022 of $30.1 million decreased 3.5% year-over-year from $31.2 million in Q1 2021, primarily due to the rather adverse effect of US$ strengthening after the Ukraine war on our revenues and operating income; along with the increased personnel costs and a decrease in bad debt recovery year-over-year.

Non-GAAP operating income for Q1 2022 accordingly decreased to $33.8 million as compared to $35.6 million in Q1 2021.

Cash generated from operations in Q1 2021 was $5.6 million, as compared to $8.6 million in Q1 2021, primarily because of $15 million of cash taxes paid during Q1 2022.

Earnings per Share: Q1 2022 GAAP diluted earnings per share increased 24% sequentially to $0.62 in Q1 2022 as compared to $0.50 in Q4 2021 and decreased 11.4% as compared to $0.70 in Q1 2021. Non-GAAP diluted earnings per share for Q1 2022 was $0.76 as compared to $0.66 in Q4 2021.

Our Q1 2022 diluted earnings per share were impacted adversely by the year-over-year increase in interest expense of $2.2 million (approximately $0.07 in diluted earnings per share), though other factors that also impacted it include the adverse effect of US$ strengthening after the Ukraine war on our operating income, the increased general and administrative expenses particularly personnel costs, and a reduction in bad debt recovery.

Net Income: Q1 2022 GAAP net income increased 24.6% sequentially to $19.2 million, while decreasing 11.1% year-over-year from $21.6 million in Q1 2021. Q1 2022 non-GAAP net income increased sequentially by 13.2% to $23.2 million from $20.5 million in Q4 2021.

Q2 2022 Diluted Share Count: As of today, Ebix expects its diluted share count for Q2 2022 to be approximately 30.8 million.

Dividend: Ebix paid its regular quarterly dividend of $0.075 per share in Q1 2022 for a total cost of $2.3 million.

“At Ebix we have had to deal with our share of pain, with the Omicron virus having an impact especially in the first two months of 2022, but the results that we have produced in the first quarter provide positive evidence that Ebix is beginning to see the long-expected rebound from the COVID-19 global pandemic.” Steve Hamil, EVP and Global CFO added, “As of March 31, 2022 the Company had strong liquidity on hand with cash, cash equivalents, short-term investments and restricted cash of $102.2 million. During Q1 2022 we had cash uses that will not be repeated in the next couple of quarters, including over $15 million of cash taxes paid during Q1 2022 that relate to annual income tax requirements, as well as approximately $4 million of additional payments related to our corporate credit facility. We continue to produce substantial Adjusted EBITDA (EBITDA plus noncash stock compensation), generating $35.4 million during Q1 2022. As of March 31, 2022, our total debt of $647.6 million was $54.9 million lower than total debt as of March 31, 2021.”

Reconciliation of GAAP operating income, net income and diluted earnings per share to non-GAAP operating income, net income and diluted earnings per share. Non-GAAP information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

Q1 2022
	Net Income	Diluted EPS
Q1 2022 GAAP Net Income	$19,191	$0.62
Q1 2022 GAAP Operating Income	$30,110
Non-GAAP Adjustments:
Amortization of Intangibles (1)	$2,537	$0.08
Stock-Based Compensation (1)	$964	$0.03
One-time Legal and Professional Services Costs (2)	$183	$0.01
Non-operating expense (3)	$734	$0.02
Income Tax Effects of Non–GAAP Adjustments (4)	($375)	($0.01)
Total Non-GAAP Adjustments (Operating Income)	$3,684
Total Non-GAAP Adjustments (Net Income)	$4,043	$0.13
First Quarter 2022 Non-GAAP Net Income	$23,234	$0.76
First Quarter 2022 Non-GAAP Operating Income	$33,794

(1)	Adjustments related to amortization of acquired intangibles and stock-based compensation recognized during the periods for GAAP purposes.
(2)	Non-recurring legal and professional services costs recorded during the period for GAAP purposes.
(3)	Non-recurring non-operating expense that is unrelated to any operating activities.
(4)	Non-GAAP adjustment is based on the Q3 2021 effective tax rate, which reflects currently available information and could be subject to change.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP net income, non-GAAP operating income and non-GAAP diluted earnings per share. Non-GAAP operating income , non-GAAP net income and non-GAAP diluted earnings per share from operations exclude amortization of intangibles, stock-based compensation, as well as certain non-recurring expenses that are not associated with our ongoing operating business activities.

Ebix believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Ebix’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Ebix urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Details:

Call Date/Time:	Tuesday, May 10, 2022 at 11:30 a.m. EST

Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID # 3375968

Live Audio Webcast:	https://edge.media-server.com/mmc/p/naksorck

Audio Replay URL:	http://www.ebix.com/result_22_q1 after 2:00 p.m. EDT on May 10th

About Ebix, Inc.

With approximately 200 offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide on-demand software and e-commerce services to the insurance, financial services, travel, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis using Software-as-a-Service (“SaaS”) enterprise solutions in the area of customer relationship management (CRM), front-end and back-end systems, and outsourced administration and risk compliance services.

With a “Phygital” strategy that combines over 650,000 physical distribution outlets in many Association of Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio of software and services encompasses domestic and international money remittance, foreign exchange (Forex), travel, pre-paid gift cards, utility payments, lending and wealth management in India and other countries primarily in Asia and the Middle East. EbixCash’s Forex operations is a leader in India’s airport Forex business, with operations in 16 international airports, including Delhi, Mumbai, Hyderabad, Chennai and Kolkata, combined having conducted over $4.8 billion in gross transaction value per year (pre-COVID-19). EbixCash’s inward remittance business in India processed approximately $5 billion in gross annual remittance volume (pre-COVID-19) and is the clear market leader. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 500,000 agents and approximately 18,000 registered corporate clients, combined having processed an estimated $2.5 billion in gross merchandise value per annum (pre-COVID-19). EbixCash’s financial technologies business offers software solutions at the enterprise level for banks, asset and wealth management companies and trust companies within India, Southeast Asia, the Middle East and Africa. The EbixCash’s e-learning solutions are provided to schools across the breadth of India via high quality 2-D and 3-D animation and multimedia learning. EbixCash’s business process outsourcing services provide information technology and call center services to a variety of industries.

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our,” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent reports filed with the SEC, as well as: the ongoing effects of the Covid-19 global pandemic, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in India, Australia and Asia, Latin America and Europe wherein we have significant and/or growing operations); fluctuations in the equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; ability to secure additional financing to support capital requirements; credit facility provisions that could materially restrict our business; costs and effects of litigation, investigations or similar matters that could affect our business, operating results and financial condition; and international conflict, including terrorist acts and wars.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov

CONTACT:

Darren Joseph

678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy

Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating revenue	$286,253	$290,053
Operating expenses:
Cost of services provided	210,843	220,358
Product development	10,258	9,545
Sales and marketing	3,765	3,827
General and administrative, net	26,913	21,337
Amortization and depreciation	4,364	3,800

Total operating expenses	256,143	258,867

Operating income	30,110	31,186
Interest income	62	8
Interest expense	(10,251)	(8,079)
Non-operating (loss) income	(734)	(1)
Foreign currency exchange gain (loss)	894	(625)

Income before income taxes	20,081	22,489
Income tax (expense) benefit	(1,704)	(1,202)

Net income including noncontrolling interest	18,377	21,287
Net loss attributable to noncontrolling interest	(814)	(304)

Net income attributable to Ebix, Inc.	$19,191	$21,591

Basic earnings per common share attributable to Ebix, Inc.	$0.62	$0.71
Diluted earnings per common share attributable to Ebix, Inc.	$0.62	$0.70
Basic weighted average shares outstanding	30,712	30,558
Diluted weighted average shares outstanding	30,762	30,731

Ebix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$75,943	$99,625
Receivables from service providers	1,981	1,352
Short-term investments	16,194	16,463
Restricted cash	10,100	9,080
Fiduciary funds - restricted	1,799	2,046
Trade accounts receivable, less allowances of $19,225 and $19,874, respectively	151,793	153,609
Other current assets	81,759	84,389

Total current assets	339,569	366,564

Property and equipment, net	61,740	54,359
Right-of-use assets	9,853	10,051
Goodwill	931,558	939,249
Intangibles, net	44,134	46,795
Indefinite-lived intangibles	16,647	16,647
Capitalized software development costs, net	23,253	21,565
Deferred tax asset, net	101,100	84,514
Other assets	32,165	33,505

Total assets	$1,560,019	$1,573,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$75,785	$86,181
Payables to service agents	4,989	6,296
Accrued payroll and related benefits	10,367	11,360
Working capital facility	1,824	5,607
Fiduciary funds—restricted	1,799	2,046
Revolving line of credit	439,402	—
Short-term debt	1,122	1,954
Current portion of long term debt and financing lease obligations, net of deferred financing costs of $1,489 and $1,635, respectively	204,939	28,577
Contract liabilities	41,033	33,164
Lease liability	3,366	3,173
Other current liabilities	28,844	26,837

Total current liabilities	813,470	205,195

Revolving line of credit	—	439,402
Long term debt and financing lease obligations, less current portion, net of deferred financing costs of $0 and $261, respectively	266	184,676
Contingent liability for accrued earn-out acquisition consideration	2,516	2,557
Contract liabilities	8,557	8,193
Lease liability	6,844	7,139
Deferred tax liability, net	1,150	1,150
Other liabilities	21,957	25,383

Total liabilities	854,760	873,695

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Series Y Convertible preferred stock, $0.10 par value, 350,000 shares authorized, no shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock, $0.10 par value, 220,000,000 shares authorized, 30,722,267 issued and outstanding, at March 31, 2022, and 30,683,393 issued and outstanding at December 31, 2021	3,072	3,068
Additional paid-in capital	15,994	15,068
Retained earnings	776,081	759,208
Accumulated other comprehensive loss	(133,306)	(122,022)

Total Ebix, Inc. stockholders’ equity	661,841	655,322
Noncontrolling interest	43,418	44,232

Total stockholders’ equity	705,259	699,554

Total liabilities and stockholders’ equity	$1,560,019	$1,573,249

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$19,191	$21,591
Net loss attributable to noncontrolling interest	(814)	(304)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	4,364	3,800
Provision (benefit) for deferred taxes	(17,583)	(3,056)
Share-based compensation	964	1,358
(Benefit) provision for doubtful accounts	(360)	(2,060)
Amortization of right-of-use assets	892	1,295
Amortization of capitalized software development costs	755	813
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	901	(2,339)
Receivables from service providers	(629)	2,275
Payables to service agents	(1,307)	(1,615)
Other assets	3,114	(6,768)
Accounts payable and accrued expenses	(9,357)	(11,277)
Accrued payroll and related benefits	(1,159)	(1,076)
Contract liabilities	8,370	4,517
Lease liabilities	(813)	(944)
Other liabilities	(962)	2,368

Net cash provided by operating activities	5,567	8,578

Cash flows from investing activities:
Capitalized software development costs	(2,666)	(1,683)
Maturities (purchases) of unrestricted marketable securities, net	457	2,335
Capital expenditures	(9,303)	(270)

Net cash (used in) provided by investing activities	(11,512)	382

Cash flows from financing activities:
Principal payments of term loan obligation	(8,402)	(5,648)
Forfeiture of certain shares to satisfy exercise costs and the recipients’ income tax obligations related to stock options exercised and restricted stock vested	(34)	—
Dividend payments	(2,318)	(2,321)
Payments of debt obligations, net	(832)	(62)
Payments of working capital facility, net	(3,707)	(4,589)
Payments of financing lease obligations, net	(53)	(47)

Net cash used in financing activities	(15,346)	(12,667)

Effect of foreign exchange rates on cash	(1,088)	(1,379)

Net change in cash and cash equivalents, and restricted cash	(22,379)	(5,086)
Cash and cash equivalents, and restricted cash at the beginning of the period	114,764	120,213

Cash and cash equivalents, and restricted cash at the end of the period	$92,385	$115,127

Supplemental disclosures of cash flow information:
Interest paid	$11,006	$7,505
Income taxes paid	$15,379	$9,695